UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/08/2008

ALERITAS CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51423

Delaware	20-2679740
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

(Address of principal executive offices, including zip code)

913-323-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Current Report on Form 8K is amended to clarify or correct the effective dates of the resignations from and assumptions of the positions of Chief Executive Officer and Chief Financial Officer previously reported on September 4, 2008.

Effective August 29, 2008, Michael S. Hess resigned as a director, President and Chief Executive Officer of Aleritas Capital. On September 8, 2008, Mr. Orr resigned as Chief Financial Officer. Mr. Hess and Mr. Orr have served as interim executive officers of the Company since March 31, 2008 at the request of a major shareholder. Mr. Orr will remain as the Company's sole director.

On September 8, 2008, the Company issued a press release announcing the appointment that day of Michael A. Silverman as the Company's Chief Executive Officer. Mr. Silverman, a turnaround and management consultant, is the founder of Silverman Consulting, a Chicago-based consulting firm. Silverman will remain the principal of Silverman Consulting and will draw on the extensive experience of the firm in developing strategies and solutions for the company. As interim CEO, Silverman, a 30 year turn around veteran, will be personally involved in operations of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

In connection with Mr. Silverman's appointment, the Company and Silverman Consulting entered into a letter of understanding pursuant to which the Company engaged Mr. Silverman to act as its interim Chief Executive Officer/Chief Restructuring Officer, commencing September 8, 2008. Mr. Silverman will utilize the services of one to two other Silverman Consulting staff members each of whom will be paid on an hourly basis plus out of pocket expenses during the engagement. Mr. Silverman will receive compensation of $650 hourly while each member of his consulting staff will receive $140 to $380 hourly. Mr. Silverman has been paid a retainer of $50,000 to be applied toward services rendered.

Either party to the letter of understanding may terminate the engagement for any reason or for no reason, in which case Silverman Consulting will be entitled to any unpaid fees and expenses incurred through the termination date.

The letter of understanding also contains customary confidentiality and indemnification provisions common to such an engagement.

In accordance with and subject to the terms of the letter of understanding, Mr. Silverman will focus on financial oversight and supervision, communication and negotiation with stakeholders, interface and dispute resolution with Brooke Capital, initial and continuing review of credit policy and transition to administrative/financial monitoring as Company operations become more routine and predictable.

Mr. Silverman received his Bachelor of Arts degree from Washington University in St. Louis and a Masters in Business Administration from the University of Southern California. Michael S. Lowry and Anita F. Larson will continue with the Company as vice presidents reporting to Mr. Silverman.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERITAS CAPITAL CORP.

Date: September 15, 2008	By:	/s/ Carl Baranowski
Carl Baranowski
acting General Counsel